EXHIBIT 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63

OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18 United States Code), each of the undersigned officers of Interleukin Genetics, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report of Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003	/s/ Philip R. Reilly
Philip R. Reilly Chief Executive Officer

Dated: May 14, 2003	/s/ Fenel M. Eloi
Fenel M. Eloi Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission of its staff upon request.